                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                 INCOME      SHARES           PER SHARE
                                              (NUMERATOR)  (DENOMINATOR)       AMOUNT
                                              -----------  -------------       ------
                                              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                              --------------------------------------------
Net income applicable to common
       shareholders                           $3,580,219
                                              ==========
BASIC EPS
       Income applicable to common
       shareholders                                       8,693,843               $0.41
                                                                                  =====
EFFECT OF DILUTIVE SECURITIES
       Options                                              371,822
                                                          ---------
DILUTED EPS
       Income applicable to common
       shareholders                                       9,065,665               $0.39
                                                          =========               =====

                                              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                              --------------------------------------------

Net income applicable to common
       shareholders                           $9,646,394
                                              ==========

BASIC EPS
       Income applicable to common
       shareholders                                       8,657,102               $1.11
EFFECT OF DILUTIVE SECURITIES
       Options                                              496,413
                                                          ---------
DILUTED EPS
       Income applicable to common
       shareholders                                       9,153,515               $1.05
                                                          =========               =====

                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                 INCOME      SHARES           PER SHARE
                                              (NUMERATOR)  (DENOMINATOR)       AMOUNT
                                              -----------  -------------       ------
                                              FOR THE QUARTER ENDED SEPTEMBER 30, 1998
                                              ----------------------------------------
Net income applicable to common
       shareholders                           $(3,566,574)
                                              ===========
BASIC EPS
       Income applicable to common
       shareholders                                        8,732,043           $(0.41)
                                                                               ======
EFFECT OF DILUTIVE SECURITIES
       Options                                               317,158
                                                          ----------
DILUTED EPS
       Income applicable to common
       shareholders                                        9,049,201           $(0.39)
                                                          ==========           ======
                                              FOR THE QUARTER ENDED SEPTEMBER 30, 1997
                                              ----------------------------------------
Net income applicable to common
       shareholders                           $3,178,029
                                              ==========
BASIC EPS
       Income applicable to common
       shareholders                                        8,660,043           $0.37
                                                                               =====
EFFECT OF DILUTIVE SECURITIES
       Options                                               515,532
                                                           ---------
DILUTED EPS
       Income applicable to common
       shareholders                                        9,175,575           $0.35
                                                           =========           =====